SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 6, 2001
Date of Report (Date of earliest event reported)

Aperian, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-8164	74-2971167

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

3030 North Third Street

Seventh Floor

Phoenix, Arizona		85012

(Address of principal executive offices)		(Zip Code)

(602) 776-0883

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      Aperian, Inc., a Delaware corporation, hereby amends its report on Form 8-K dated April 19, 2001 to include in Item 7 thereof the following:

      (a) Financial Statements of Businesses Acquired

      Fourthstage Technologies, Inc. (FTI)

(i)	Report of Independent Auditors

(ii)	Balance Sheets as of December 31, 1999 and 2000

(iii)	Statements of Income for the period November 3, 1999 (inception) through December 31, 1999 and the year ended December 31, 2000

(iv)	Statements of Changes in Shareholders’ Equity for the period November 3, 1999 (inception) through December 31, 1999 and the year ended December 31, 2000

(v)	Statements of Cash Flows for the period November 3, 1999 (inception) through December 31, 1999 and the year ended December 31, 2000

(vi)	Notes to Financial Statements

      (b) Pro Forma Financial Information (Unaudited)

      Aperian, Inc. Unaudited Pro Forma Consolidated Condensed Financial Statements

(i)	Introduction to Unaudited Pro Forma Consolidated Condensed Financial Statements

(ii)	Unaudited Pro Forma Consolidated Condensed Balance Sheet as of December 31, 2000

(iii)	Unaudited Pro Forma Consolidated Condensed Statement of Operations for the nine months ended December 31, 2000

(iv)	Unaudited Pro Forma Consolidated Condensed Statement of Operations for the twelve months ended March 31, 2000

(v)	Notes to Unaudited Pro Forma Consolidated Condensed Statements

      (c) Exhibits

23	Consent of Ernst & Young LLP

(a) Financial Statements of Business Acquired

AUDITED FINANCIAL STATEMENTS

Fourthstage Technologies, Inc.
December 31, 2000

Fourthstage Technologies, Inc.

Audited Financial Statements

December 31, 2000

Report of Independent Auditors

The Board of Directors
Fourthstage Technologies, Inc.

We have audited the accompanying balance sheets of Fourthstage Technologies, Inc. (the Company) as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders’ equity and cash flows for the year ended December 31, 2000 and for the period from November 3, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fourthstage Technologies, Inc. at December 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from November 3, 1999 (inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

April 30, 2001

Fourthstage Technologies, Inc.

Balance Sheets

	December 31

	2000	1999

Assets

Current assets:

Cash and cash equivalents	$7,147	$277,192

Accounts receivable, net of allowance of $50,000 and $-0- in 2000 and 1999, respectively	2,213,159	570,271

Prepaid expenses and other current assets	8,336	9,298

Deferred taxes	30,000	–

Total current assets	2,258,642	856,761

Property and equipment, net	149,102	24,789

Deferred taxes	125,000	7,300

Capitalized development costs, net of accumulated amortization of $3,845 and $-0- in 2000 and 1999, respectively	1,021,612	1,260

Other assets	15,457	3,312

Total assets	$3,569,813	$893,422

Liabilities and shareholders’ equity

Current liabilities:

Accounts payable	$1,958,346	$398,719

Accrued expenses	330,817	81,461

Deferred taxes	–	40,300

Total current liabilities	2,289,163	520,480

Shareholders’ equity:

Common shares, $.001 par value:

Authorized shares – 50,000,000

Issued and outstanding shares –

3,690,000 and 2,850,000 in 2000 and 1999, respectively	3,690	2,850

Additional paid in capital	1,099,106	320,946

Retained earnings	177,854	49,146

	1,280,650	372,942

Total liabilities and shareholders’ equity	$3,569,813	$893,422

See accompanying notes.

Fourthstage Technologies, Inc.

Statements of Income

		Period from
		November 3,
		1999
		(inception)
	Year ended	Through
	December 31,	December 31,
	2000	1999

System sales revenue	$7,390,267	$519,016

Consulting service revenue	701,235	22,183

Other	76,381	–

Total revenue	8,167,883	541,199

Cost of revenues	5,331,462	389,745

Gross margin	2,836,421	151,454

Operating expenses:

General and administrative	2,611,713	69,308

Total operating expenses	2,611,713	69,308

Income from operations	224,708	82,146

Income tax expense	96,000	33,000

Net income	$128,708	$49,146

See accompanying notes.

Fourthstage Technologies, Inc.

Statements of Changes in Shareholders’ Equity

	Common Stock		Additional		Total
			Paid In	Retained	Shareholders'
	Shares	Amount	Capital	Earnings	Equity

Balance at November 3, 1999 (inception)	–	$–	$–	$–	$–

Initial shares issued to founders	2,700,000	2,700	–	–	2,700

Proceeds from issuance of common stock	150,000	150	299,850	–	300,000

Property contributed by founder	–	–	21,096	–	21,096

Net income	–	–	–	49,146	49,146

Balance at December 31, 1999	2,850,000	2,850	320,946	49,146	372,942

Proceeds from issuance of common stock, net of $5,000 offering costs	240,000	240	344,760	–	345,000

Exercise of stock options	600,000	600	149,400	–	150,000

Tax benefit from nonqualified stock options exercised	–	–	284,000	–	284,000

Net income	–	–	–	128,708	128,708

Balance at December 31, 2000	3,690,000	$3,690	$1,099,106	$177,854	$1,280,650

See accompanying notes.

Fourthstage Technologies, Inc.

Statements of Cash Flows

		Period from
		November 3,
		1999
		(inception)
	Year ended	Through
	December 31,	December 31,
	2000	1999

Operating activities

Net income	$128,708	$49,146

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization	77,661	–

Provision for doubtful accounts	50,000	–

Loss on investment in technology company	20,000	–

Deferred income taxes	96,000	33,000

Changes in operating assets and liabilities:

Accounts receivable	(1,692,888)	(570,271)

Prepaid expenses and other assets	(11,183)	(12,610)

Accounts payable	1,559,627	398,719

Accrued expenses	249,356	81,461

Net cash provided by (used in) operating activities	477,281	(20,555)

Investing activities

Purchases of property and equipment	(198,129)	(3,693)

Investment in technology company	(20,000)	–

Capitalized development costs	(1,024,197)	(1,260)

Net cash used in investing activities	(1,242,326)	(4,953)

Financing activities

Cash proceeds from note payable	150,000	–

Cash proceeds from issuance of common stock	345,000	302,700

Net cash provided by financing activities	495,000	302,700

(Decrease) increase in cash and cash equivalents	(270,045)	277,192

Cash and cash equivalents at beginning of period	277,192	–

Cash and cash equivalents at end of period	$7,147	$277,192

Schedule of noncash financing activity

Contribution of property and equipment	$–	$21,096

Exchange of note payable to exercise stock option	$150,000	$–

See accompanying notes.

Fourthstage Technologies, Inc.

Notes to Financial Statements

December 31, 2000

1. Significant Accounting Policies

Description of Business

Fourthstage Technologies, Inc. (the Company) was incorporated in the State of Arizona in November 1999. The Company primarily focuses on the continuing development of three separately identifiable profit centers, which include (i) providing information technology (IT) hardware solutions for medium to large businesses, using only the best in class product from leading vendors, including Sun, Oracle, Veritas, Cisco, Storage Tek, Microsoft and CheckPoint; (ii) providing highly technical services surrounding the IT hardware solutions; and (iii) partnering with opportunistic start-up companies that require assistance in development of their technology assets.

Revenue Recognition

The Company recognizes revenue on equipment sales when the goods are shipped and any required set-up is completed. The Company sells the equipment on behalf of the actual equipment manufacturers; however, the Company does take title to the hardware and bears any risk on uncollected accounts receivable. Accordingly, the Company has recorded these revenues at a gross sales price and recorded a corresponding cost of sales amount for the amount the Company paid to the original equipment manufacturer. Revenue generated from consulting and other services is recognized at the time the service is performed. Revenue generated from the creation of technology assets is recognized when the asset is sold.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of acquisition to be cash equivalents.

1. Significant Accounting Policies (continued)

Accounts Receivable

Substantially all of the Company’s trade accounts receivable at December 31, 2000 are unsecured and are due from customers which operate primarily in technology industries. Nonperformance by these parties would result in losses up to the recorded amount of the receivable. Management does not anticipate significant nonperformance and believes they have adequately provided for uncollectible receivables in the Company’s allowance for doubtful accounts.

Property and Equipment

Property and equipment consists of computer equipment, office furniture, and equipment, and is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years.

Capitalized Development Costs

Capitalized development costs consist of internally developed software and web site development costs. The related costs generally include software configuration, coding, installation and testing. Costs of significant upgrades and enhancements that result in additional functionality are also capitalized. Costs incurred for maintenance and minor upgrades and enhancements are expensed as incurred. Capitalized internal-use software development costs are amortized on a straight-line basis over the useful lives of the related software application of up to three years. The estimated useful lives are based on planned or expected significant modification or replacement of software applications, in response to the rapid rate of change in the Internet industry and technology in general. The Company capitalized $1,024,000 and $1,260 of development costs for the years ended December 31, 2000 and 1999, respectively. The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value unlikely. Should an impairment exist, the impairment loss would be measured based on the excess of the carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. The Company has identified no such impairment losses as of December 31, 2000.

1. Significant Accounting Policies (continued)

Certain Risks and Concentrations

The Company’s customer base is concentrated within the technology industry, which is highly competitive and rapidly changing. During the year ended December 31, 2000 and period ended December 31, 1999, respectively, significant customers accounted for the following percentages of the Company’s revenues:

	2000	1999

Customer A	19.3%	–%

Customer B	18.3	92.8

Customer C	11.4	–

Financial Instruments

Financial instruments consist primarily of cash, accounts receivable and accounts payable. Management believes the carrying value of the financial instruments at December 31, 2000 approximate their fair value.

Stock Based Compensation

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (SFAS 123), and accordingly, recognizes no compensation expense for the employee stock option grants. Stock option grants to nonemployees are charged to expense based upon fair value of the options granted.

Income Taxes

The Company accrues for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

1. Significant Accounting Policies (continued)

Research and Development Costs

The Company expenses research and development costs when incurred. Research and development expense was $105,297 and $-0- during the year ended December 31, 2000 and period ended December 31, 1999, respectively.

Advertising Costs

All advertising costs are expensed when incurred. Advertising expenses were approximately $62,800 and $2,700 for the year ended December 31, 2000 and the period ended December 31, 1999, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Investment

In March 2000, the Company invested $20,000 into a technology company. During fiscal 2000, it was determined the investment had no value and was written off as an investment loss by the Company.

3. Property and Equipment

Property and equipment consist of the following and December 31:

	2000	1999

Computer equipment	$185,354	$13,294

Office furniture and equipment	37,564	11,495

	222,918	24,789

Less accumulated depreciation	73,816	–

	$149,102	$24,789

During 1999, the Company’s majority shareholder contributed $21,096 of property and equipment to the Company.

4. Income Taxes

The 2000 provision for income taxes is comprised of the following components at December 31:

	2000	1999

Tax expense
Current	$–	$–

Deferred	96,000	33,000

Tax expense	$96,000	$33,000

A reconciliation of the Company’s effective income tax rates to the federal statutory rate at December 31, follows:

	2000	1999

Federal tax expense at the statutory rate	$76,000	$28,000

State taxes, net of federal benefit	12,000	4,000

Nondeductible items	8,000	1,000

	$96,000	$33,000

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets and liabilities are attributed to the following temporary differences at December 31:

	2000	1999

Deferred tax liabilities:

Capitalized developed technology	$(396,000)	$–

Accrual to cash adjustment	–	(40,300)

Total deferred tax liabilities	(396,000)	(40,300)

Deferred tax assets:

Accrual to cash adjustment	30,000	–

Net operating loss carry forward	521,000	7,300

Total deferred tax assets	551,000	7,300

Net deferred tax assets (liabilities)	$155,000	$(33,000)

4. Income Taxes (continued)

Deferred tax assets include $284,000 of net operating loss benefit relating to stock option deductions recorded as a credit to equity.

At December 31, 2000, the Company has net operating loss carryforwards of approximately of $1,330,000 for federal and state income tax purposes that begin to expire in the years 2019 and 2004 for federal and state purposes, respectively.

5. Capital Shares

The Company has authorized the issuance of 50,000,000 common shares. In November 1999, the Company issued 2,700,000 common shares to founders in exchange for $1,500 and a note receivable of $1,200.

On December 1, 1999, the Company sold 150,000 common shares to an accredited investor for $300,000. In connection with the sale, the Company issued an option to purchase an additional four percent of the Company for $2.92 per share. The option expired December 28, 2000 unexercised.

On July 12, 2000, the Company sold 240,000 common shares to an accredited investor for $350,000 and incurred $5,000 issuance costs.

6. Stock Option Plan

During 1999, the Company adopted a stock option plan (the “1999 Plan”) that provides for the granting of options to employees, consultants, officers and directors generally at not less than fair value, as determined by the Board of Directors, at the date of the grant. Options granted under the Plan are nonstatutory stock options. A total of 3,000,000 shares of common stock are reserved for issuance under the 1999 Plan. Unless otherwise determined by the Board of Directors, all options expire ten years after the date of grant.

6. Stock Option Plan (continued)

Option activity is summarized as follows:

		Weighted
	Plan	Average
	Options	Price
	Outstanding	Per Share

Balance at November 3, 1999 (inception)	–	–

Options granted	1,300,000	$0.25

Options exercised	–	–

Balance at December 31, 1999	1,300,000	0.25

Options granted	903,000	2.63

Options exercised	(600,000)	0.25

Balance at December 31, 2000	1,603,000	$1.59

Weighted average remaining contractual life	9.27 years

Exercisable at December 31, 2000	200,000	$0.25

Available for grant at December 31, 2000	797,000

Pro forma information regarding net income or loss and earnings per share is required by SFAS No. 123. The fair value for these options was estimated at the date of grant using a minimum value pricing model with the following assumptions:

Risk-free interest rate	6.0%

Dividend yield	0.0%

Expected option life	4 years

The pro forma effect of SFAS No. 123 was to reduce net income $87,700 and $2,700 for the year ended December 31, 2000 and the period ended December 31, 1999. However, the pro forma effects of applying SFAS No. 123 may not be representative of the effects on reported net income or loss for future years. The weighted average fair value of options granted in 2000 was $0.43.

7. Leases

The Company leases office space under various lease agreements expiring 2005. Future minimum lease commitments under these lease agreements are as follows at December 31, 2000:

2001	$405,183

2002	379,219

2003	375,737

2004	365,291

2005	365,291

Thereafter	60,882

Total minimum payments	$1,951,603

8. Commitments and Contingencies

The Company, in its regular course of business, is party to litigation. In the opinion of management, the disposition of such matters will not result in any material liability to the Company.

9. Employee Benefit Plan

On January 1, 2000, the Company adopted the Fourthstage Technologies, Inc. 401(k) Plan (the Plan). Full-time employees as of January 1, 2000 are eligible to enter the Plan immediately, whereas full-time employees hired subsequent to that date are eligible after completing six months of service. The Company may make matching and discretionary contributions each year. The Company’s contributions to the Plan vest equally over five years after the employee’s second year of service. During the year ended December 31, 2000, the Company incurred $3,433 in expense related to material contributions.

10. Subsequent Events

On April 9, 2001, Fourthstage Technologies, Inc. consummated a merger pursuant to an Agreement and Plan of Merger with Aperian, Inc. (“Aperian”) whereby Fourthstage was merged with and into Aperian. The transaction was treated as a purchase business combination with Aperian being the acquiring company. Under the terms of the Merger Agreement, each outstanding share of common stock of Fourthstage was converted into the right to receive a pro rata share of: (i) cash equal to three million dollars ($3,000,000), half of which was paid at closing; (ii) 2,698,423 shares of Aperian Common Stock; and (iii) 8,396,067 shares of Aperian Series A Preferred Stock. As a result of this transaction, Fourthstage will need to provide financial support to Aperian which could impact the liquidity of Fourthstage.

(b) Pro Forma Financial Information (Unaudited)

INTRODUCTION TO APERIAN UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

      On April 9, 2001, the Company consummated a merger with Fourthstage Technologies, Inc. (“FTI”), an eBusiness technology company, providing advanced eBusiness architectures, infrastructures, professional services, applications, technology products and innovations. FTI is now a wholly-owned subsidiary of the Company. The acquisition was accounted for as a purchase. Under the terms of the Merger Agreement, the FTI shareholders were entitled to receive total consideration of (i) cash equal to $3,000,000, half of which was paid at closing; (ii) 2,698,423 shares of our common stock; and (iii) 8,396,067 shares of our Series A Preferred Stock with the rights and preferences set forth on the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”). The holders of the Series A Preferred Stock enjoy dividend, liquidation and redemption rights and preferences senior to those rights and preferences enjoyed by holders of our common stock.

      If our shareholders approve the Conversion, then each share of Series A Preferred Stock will convert automatically into one share of our common stock, and the former FTI shareholders will not be entitled to receive any accrued but unpaid dividends on the Series A Preferred Stock that would otherwise be payable to them. Pursuant to the Certificate of Designation, any time after July 15, 2002, the former FTI shareholders may exercise their right to redeem the Series A Preferred Stock. Upon redemption of the Series A Preferred Stock, the former FTI shareholders are entitled to receive an amount in cash per share equal to the greater of (a) $1.1703 plus any compounded dividends or (b) the average of the daily closing prices of the Company’s common stock as reported by The Nasdaq National Market System during the ten (10) trading days preceding the date of the first annual meeting of shareholders following the issue date of the Series A Preferred Stock, plus all accrued but unpaid dividends up to the date of redemption.

      The following unaudited pro forma consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations for future periods or the results of operations that actually would have been realized had Aperian and FTI been combined companies during the specified periods. The unaudited pro forma consolidated condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes of Aperian which are included in the Company’s annual report on Form 10-KSB for the year ended March 31, 2000, and the historical financial statements and related notes of FTI which are included elsewhere in this document.

      The unaudited pro forma consolidated condensed statement of operations for the year ended March 31, 2000, gives effect to the acquisition of FTI by Aperian as if it had taken place on April 1, 1999, and is based on the historical statements of operations of Aperian for the year ended March 31, 2000 and FTI for the period November 3, 1999 (inception) through December 31, 1999. The unaudited pro forma consolidated condensed statement of operations for the nine months ended December 31, 2000, gives effect to the acquisition of FTI by Aperian as if it had taken place on April 1, 2000, and is based on the historical statements of operations of Aperian and FTI for the nine months ended December 31, 2000. The unaudited pro forma consolidated condensed balance sheet information gives effect to the acquisition by Aperian of FTI as if it had taken place on December 31, 2000, and is based on the historical balance sheets of Aperian and FTI as of December 31, 2000.

      The unaudited pro forma consolidated condensed financial information has been prepared on the basis of assumptions described in the notes to the unaudited pro forma consolidated condensed financial statements. In the opinion of management, all adjustments necessary to present fairly this unaudited pro forma consolidated condensed financial information have been made.

Unaudited Pro Forma Consolidated Condensed Balance Sheet
December 31, 2000

	Historical		Pro Forma

	Aperian	Fourthstage	Adjustments		Combined

ASSETS

Current assets

Cash and cash equivalents	$20,229,585	$7,147	$(1,500,000	)(a)	$18,736,732

			(150,000	)(a)

Accounts receivable, net	3,512,875	2,213,159	—		5,726,034

Other current assets	1,025,154	8,336	—		1,033,490

Deferred taxes	—	30,000	(30,000	)(b)	—

Total current assets	24,767,614	2,258,642	(1,680,000)		25,346,256

Deferred taxes		125,000	(125,000	)(b)

Property, plant, and equipment, net	33,010,348	149,102			33,159,450

Goodwill & intangible assets, net	7,125,408	1,021,612	15,753,627	(a)	23,900,647

Other assets	412,690	15,457	—		428,147

TOTAL ASSETS	$65,316,060	$3,569,813	$13,948,627		$82,834,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable	$559,434	$1,958,346	—		$2,517,780

Other accrued expenses	1,670,642	330,817	—		2,001,459

Current portion of obligations under capital leases	1,902,226	—	—		1,902,226

Total current liabilities	4,132,302	2,289,163			6,421,465

Long-term liabilities

Obligations under capital leases	5,045,603	—	—		5,045,603

Notes payable	20,490,747	—	1,500,000	(a)	21,990,747

Deferred rent	1,210,059	—	—		1,210,059

Total long-term liabilities	26,746,409	—	1,500,000		28,246,409

Commitments and Contingencies

Total liabilities	30,878,711	2,289,163	1,500,000		34,667,874

Stockholders’ equity

Preferred stock	—	—	83,961	(a)	83,961

Common stock	135,099	3,690	26,984	(a)	162,083

			(3,690	)(a)

Additional paid-in-capital	106,460,676	1,099,106	13,424,332	(a)	120,079,008

			(1,099,106	)(a)

			194,000	(a)

Retained earnings (deficit)	(72,158,426)	177,854	(177,854	)(a)	(72,158,426)

Total stockholders’ equity	34,437,349	1,280,650	12,448,627		48,166,626

TOTAL LIABILITIES AND

STOCKHOLDERS’ EQUITY	$65,316,060	$3,569,813	$13,948,627		$82,834,500

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

	Nine Months Ended December 31, 2000

		Historical
	Aperian	Fourthstage	Adjustments		Combined

Revenue	$5,749,279	$7,338,726	–		$13,088,005

Cost of revenues	8,179,213	4,784,004	–		12,963,217

Gross margin (deficit)	(2,429,934)	2,554,722	–		124,788

Selling, general and administrative expenses	24,485,576	2,400,557	2,373,697	(c)	29,259,830

Operating income (loss)	(26,915,510)	154,165	(2,373,697)		(29,135,042)

Income tax provision	–	60,124	(60,124	)(f)	–

Interest (income) expense, net	(744,660)	–	–		(744,660)

Net income (loss)	(26,170,850)	94,041	(2,313,573)		(28,390,382)

Preferred stock dividends and discounts	–	–	–		–

Net income (loss) to common stockholders	$(26,170,850)	$94,041	$(2,313,573)		$(28,390,382)

Basic net loss per share	$(2.08)				$(1.85)

Basic weighted average shares outstanding	12,608,665		2,698,430	(d)	15,307,095

Diluted net loss per share	$(2.08)				$(1.20)

Diluted weighted average shares outstanding	12,608,665		11,094,507	(e)	23,703,172

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

	Year Ended March 31, 2000

	Historical

		Period from
		November 3, 1999
	Year Ended	(inception) through
	March 31, 2000	December 31, 1999
	Aperian	Fourthstage	Adjustments		Combined

Revenue	$1,752,012	$541,199	–		$2,293,211

Cost of revenues	1,703,414	389,745	–		2,093,159

Gross margin (deficit)	48,598	151,454	–		200,052

Selling, general and administrative expenses	19,066,179	69,308	1,318,721	(c)	20,454,208

Operating income (loss)	(19,017,581)	82,146	(1,318,721)		(20,254,156)

Income tax provision	–	33,000	(33,000	)(f)	–

Interest expense, net	2,990,232	–	–		2,990,232

Net income (loss)	(22,007,813)	49,146	(1,285,721)		(23,244,388)

Preferred stock dividends and discounts	(2,025,527)	–	–		(2,025,527)

Net income (loss) to common stockholders	$(24,033,340)	$49,146	$(1,285,721)		$(25,269,915)

Basic net loss per share	$(3.03)				$(2.79)

Basic weighted average shares outstanding	7,942,719		1,105,374	(d)	9,048,093

Diluted net loss per share	$(3.03)				$(2.02)

Diluted weighted average shares outstanding	7,942,719		4,546,929	(e)	12,489,648

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

      On April 9, 2001, the Company consummated a merger with Fourthstage Technologies, Inc. (“FTI”), an eBusiness technology company, providing advanced eBusiness architectures, infrastructures, professional services, applications, technology products and innovations. FTI is now a wholly-owned subsidiary of the Company. The acquisition was accounted for as a purchase. Under the terms of the Merger Agreement, the FTI shareholders were entitled to receive total consideration of (i) cash equal to $3,000,000, half of which was paid at closing; (ii) 2,698,423 shares of our common stock; and (iii) 8,396,067 shares of our Series A Preferred Stock with the rights and preferences set forth on the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”). The holders of the Series A Preferred Stock enjoy dividend, liquidation and redemption rights and preferences senior to those rights and preferences enjoyed by holders of our common stock.

(1)	Unaudited Pro Forma Consolidated Condensed Balance Sheet

The unaudited pro forma consolidated condensed balance sheet gives effect to the acquisition as if it had occurred on December 31, 2000.

The following adjustments have been reflected in the unaudited pro forma consolidated condensed balance sheet:

(a)	To record the purchase of FTI. Under purchase accounting, the total purchase price was allocated to FTI’s tangible and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The amounts and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to net assets purchased are as follows:

Fair value of Aperian common stock to be issued	$13,535,277

Cash paid for acquisition	1,500,000

Note payable issued for acquisition	1,500,000

Fair value of stock options assumed	194,000

Estimated transaction costs	150,000

Total purchase price	$16,879,277

Net assets acquired	$1,125,650

Goodwill	15,753,627

Net assets acquired	$16,879,277

The common stock issued was valued based on the average closing price of the Company’s common stock from April 2, 2001 through April 6, 2001, the day prior to the consummation of the merger on April 9, 2001. The common stock issued amount assumes conversion of the preferred stock into one share of common stock.

(b)	To eliminate net deferred taxes as a result of the merger.

(2)	Unaudited Pro Forma Consolidated Statements of Operations

The unaudited pro forma consolidated condensed statements of operations give effect to the acquisition as if it had occurred on April 1, 1999 and April 1, 2000.

The following adjustments have been reflected in the unaudited pro forma consolidated condensed statement of operations:

(c)	To record the amortization of goodwill and intangible assets resulting from the allocation of the FTI purchase price. The pro forma adjustment assumes goodwill and other intangible assets acquired from FTI will be amortized on a straight-line basis over estimated life of 5 years.

(d)	To reflect the common shares issued as consideration for the acquisition of FTI.

(e)	To reflect the common and preferred shares issued as consideration for the acquisition of FTI.

(f)	To eliminate tax expense as a result of the merger.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERIAN, INC.

Date: June 19, 2001	By: /s/ Peter E. Lorenzen

Peter E. Lorenzen Vice President

Index to Exhibits

Exhibits

23	Consent of Ernst & Young, LLP